================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 2, 1998
                Date of Report (Date of earliest event reported)



                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                   1-13626                      75-2293354
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)



                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
              (Address of principal executive offices and zip code)




                                 (972) 420-8200
                         (Registrant's telephone number,
                              including area code)



================================================================================

         This Form 8-K/A is being filed to include the financial statements and pro forma financial information omitted from the Current Report on Form 8-K filed on June 17, 1998.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of FPM Behavioral Health, Inc.

                  See Page F-1 of this Report for the Index to Financial Statements as a part of this report.

         (b)      Pro Forma Financial Information

                  See Page F-1 of this Report for the Index to Financial Statements as a part of this report.


                                      * * *

                  (REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          HORIZON  HEALTH CORPORATION


Date: October 16, 1998                    By: /s/ James W. McAtee
                                              ----------------------------------
                                              James W. McAtee
                                              Executive Vice President, Finance
                                              & Administration (Principal
                                              Financial Officer)

                                      INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
FPM Behavioral Health, Inc.

Report of Independent Accountants....................................................   F-2
Consolidated Balance Sheet as of March 31, 1998 and June 30, 1997....................   F-3
Consolidated Statement of Operations and Changes in Retained Earnings for the
  nine months ended March 31, 1998, for the period June 10, 1997
  through June 30, 1997 and for the period July 1, 1996 through June 9, 1997.........   F-4
Consolidated Statement of Cash Flows
  for the nine months ended March 31, 1998 and for the year ended June 30, 1997......   F-5
Notes to Consolidated Financial Statements...........................................   F-6

Unaudited Pro Forma Condensed Combined Financial Statements
Introduction to Unaudited Pro Forma Condensed Combined
  Financial Statements...............................................................   F-13
Unaudited Pro Forma Condensed Combined Balance Sheet as of
  May 31, 1998.......................................................................   F-14
Unaudited Pro Forma Condensed Combined Statement of Income
  for the nine months ended May 31, 1998.............................................   F-15
Unaudited Pro Forma Condensed Combined Statement of Income
  for the year ended August 31, 1997.................................................   F-16
Notes to Unaudited Pro Forma Condensed Combined Financial
  Statements.........................................................................   F-17

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Horizon Health Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of FPM Behavioral Health, Inc. and its subsidiary (the "Company"), a subsidiary of Ramsay Managed Care, Inc. ("RMCI"), at March 31, 1998 and June 30, 1997 and the results of their operations and their cash flows for the nine month period ended March 31, 1998, the period from June 10, 1997 through June 30, 1997, and the period from July 1, 1996 through June 9, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Dallas, Texas
October 13, 1998

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                   MARCH 31,          JUNE 30,
                             ASSETS                                  1998               1997
                                                                 ------------      ------------
Current assets:
   Cash and cash equivalents                                     $    925,268      $    213,599
   Accounts receivable, less allowance for doubtful accounts
      of $906,000 and $454,000, respectively                        1,123,237           969,545
   Prepaid expenses                                                   233,430           155,005
   Other current assets                                                44,226            44,107
                                                                 ------------      ------------

        Total current assets                                        2,326,161         1,382,256
                                                                 ------------      ------------

Noncurrent assets:
   Goodwill and other intangible assets, net of accumulated
      amortization of $987,368 and $68,094, respectively           23,945,214        24,872,206
   Property and equipment, net of accumulated depreciation
      of $273,350 and $17,293, respectively                         1,828,249           793,128
   Deferred tax asset                                               1,393,289         1,230,109
                                                                 ------------      ------------

        Total noncurrent assets                                    27,166,752        26,895,443
                                                                 ------------      ------------

        Total assets                                             $ 29,492,913      $ 28,277,699
                                                                 ============      ============

                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                              $    535,886      $    683,958
   Medical claims payable                                           4,049,679         1,865,219
   Unearned income                                                    179,729           214,795
   Income taxes payable                                             1,220,273           903,933
   Accrued salaries and wages                                         600,020           512,718
   Other current liabilities                                          137,450             5,598
   Due to affiliate                                                 6,287,941         7,069,999
                                                                 ------------      ------------

        Total current liabilities                                  13,010,978        11,256,220

Minority interest                                                     120,409            89,208
                                                                 ------------      ------------

        Total liabilities                                          13,131,387        11,345,428
                                                                 ------------      ------------

Stockholder's equity:
   Common stock, $.01 par value
      1,000 shares authorized, issued and outstanding                      10                10
   Additional paid-in capital                                      18,754,947        18,754,947
   Retained earnings                                               (2,393,431)       (1,822,686)
                                                                 ------------      ------------

        Total stockholder's equity                                 16,361,526        16,932,271
                                                                 ------------      ------------

        Total liabilities and stockholder's equity               $ 29,492,913      $ 28,277,699
                                                                 ============      ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


CONSOLIDATED STATEMENT OF OPERATIONS AND
CHANGES IN STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------


                                                                      FOR THE PERIOD    FOR THE PERIOD
                                                     NINE MONTHS       JUNE 10, 1997     JULY 1, 1996
                                                         ENDED            THROUGH          THROUGH
                                                    MARCH 31, 1998     JUNE 30, 1997     JUNE 9, 1997
                                                    --------------    --------------    -------------
REVENUES:
   Managed care revenue                              $ 18,176,898      $  1,089,044      $ 19,529,269
   Clinical and other revenue, net of
      contractual discounts                             1,683,740           217,218         2,547,930
                                                     ------------      ------------      ------------

      Total revenues                                   19,860,638         1,306,262        22,077,199
                                                     ------------      ------------      ------------

OPERATING EXPENSES:
   Contracted provider services                         9,319,874           326,431         8,341,452
   Salaries, wages and benefits                         6,646,920           508,579         8,428,686
   General and administrative expenses                  3,129,713           237,937         4,440,239
   Depreciation and amortization                        1,183,048            85,387           983,856
                                                     ------------      ------------      ------------

        Total operating expenses                       20,279,555         1,158,334        22,194,233

Income (loss) from continuing operations before
   income taxes                                          (418,917)          147,928          (117,034)

Income tax expense                                        120,627            58,125           231,885
                                                     ------------      ------------      ------------

Income (loss) from continuing operations                 (539,544)           89,803          (348,919)

Minority interest                                          31,201             1,281            30,111
                                                     ------------      ------------      ------------

Net income (loss)                                        (570,745)           88,522          (379,030)

Retained earnings (deficit), beginning of period        1,822,686        (1,911,208)       (1,532,178)
                                                     ------------      ------------      ------------
Retained earnings (deficit), end of period             (2,393,431)       (1,822,686)        1,911,208
                                                     ============      ============      ============

Additional paid-in capital, beginning of period        18,754,947           799,546           799,546

Investment by RHCI (Note 1)                                    --        17,955,401                --
                                                     ------------      ------------      ------------

Additional paid-in capital, end of period            $ 18,754,947      $ 18,754,947      $    799,546
                                                     ------------      ------------      ------------


              The accompanying notes are an integral part of these
                       consolidated financial statements.

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                   FOR THE         FOR THE YEAR
                                                                 NINE MONTHS          ENDED
                                                                   MARCH 31,         JUNE 30,
                                                                     1998              1997
                                                                 ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $   (570,745)     $   (290,508)
   Adjustments to reconcile net loss to net cash provided by
      operating activities:
      Depreciation and amortization                                 1,183,048         1,069,243
      Loss on disposal of fixed assets                                  1,122           125,438
      Minority interest                                                31,201            31,392
      (Increase)/Decrease in:
        Accounts receivable, net                                     (153,692)         (123,610)
        Prepaid expenses                                              (78,425)          172,860
        Other current assets                                               --            13,470
        Deferred tax asset                                           (163,180)         (602,893)
        Other noncurrent assets                                            --            60,000
        Accounts payable                                             (148,072)       (1,959,484)
        Medical claims payable                                      2,184,460           198,515
        Unearned income                                               (35,066)           56,099
        Income taxes payable                                          316,340         1,008,102
        Accrued salaries and wages                                     87,302          (123,151)
        Other accrued liabilities                                     131,852           (55,925)
        Due to affiliate                                             (782,058)        2,275,951
        Deferred tax liability                                             --           154,282
                                                                 ------------      ------------

          Net cash provided by operating activities                 2,004,087         2,009,781

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from disposition of fixed assets                           44,683                --
   Additions to property and equipment, net                        (1,337,101)         (475,343)
                                                                 ------------      ------------

          Net cash used in investing activities                    (1,292,418)         (475,343)

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayment of long-term debt                                             --        (1,542,043)
                                                                 ------------      ------------

          Net cash used for financing activities                           --        (1,542,043)

Net increase in cash and cash equivalents                             711,669            (7,605)
Cash and cash equivalents at beginning of period                      213,599           221,204
                                                                 ------------      ------------

Cash and cash equivalents at end of period                       $    925,268      $    213,599
                                                                 ============      ============

SUPPLEMENTAL DISCLOSURES:
   Cash paid during the year for:
      Interest                                                   $         --      $    181,771
      Income taxes                                                         --

   Change in goodwill, net as result of Investment by RHCI       $         --      $ 17,955,401

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   DESCRIPTION OF BUSINESS AND ORGANIZATION

     FPM Behavioral Health, Inc. (the "Company") is a wholly-owned subsidiary of Ramsay Managed Care Inc. ("RMCI"). RMCI began operations in October 1993 and became a publicly traded company in April 1995.

     On June 10, 1997, Ramsay Health Care, Inc. (RHCI) acquired the outstanding stock of RMCI and recorded this transaction using the purchase accounting method. RMCI at the time owned 100% of the outstanding stock of the Company. The Company adjusted the carrying value of its assets and liabilities to fair value. The purchase price in excess of fair value of net assets acquired of $24,906,000 has been "pushed down" to the separate accounts of the Company and recorded as goodwill on the financial statements of the Company. The Company assigned value to goodwill of $20,166,000 and to intangible assets including managed care contracts and clinical protocols totaling $4,740,000. The acquisition by RHCI and related push down of RHCI's investment was recorded as an adjustment to beginning retained earnings at June 10, 1997. As a result of the RHCI acquisition of RMCI and the related push down accounting, the Statement of Operations and Changes in Retained Earnings is presented for the period prior to the acquisition, July 1, 1996 to June 9, 1997, and for the period subsequent to the acquisition, June 10, 1997 to June 30, 1997.

     The Company's business consists of behavioral health care services, through which it manages and provides for the delivery of mental health and substance abuse services given by both independent and affiliated providers on behalf of its clients - insurance carriers, health maintenance organizations and self-insured employers.

     The Company consists of a psychiatric managed care division and psychiatric clinics. Approximately fifty percent of the Company's managed care business is generated in Florida. The remainder of the Company's managed care clients are located in approximately ten states within the United States. The majority of the Company's clinical revenues are generated in Florida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CONCENTRATIONS OF CREDIT RISK

     The Company provides clinical services to self-insured patients without requiring collateral. Exposure to losses on receivables is principally dependent on each patient's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     For the nine months period ended March 31, 1998, approximately 36% of revenue was earned from three managed care customers. One customer in the entertainment industry comprised approximately $3,098,000 or 16% of revenue. The other two customers, both in the healthcare industry, comprised approximately $1,998,000 and $1,892,000 of revenue, respectively, or approximately 10% each.

     For the period June 10, 1997 through June 30, 1997, approximately 43% of revenue was earned from three managed care customers. One customer in the entertainment industry comprised approximately $215,000 or 19% of revenue. One customer in the healthcare industry comprised approximately $142,000 or 13% of revenue. The other customer, also in the healthcare industry, comprised approximately $123,000 or 11% of revenue.

     For the period July 1, 1996 through June 9, 1997, approximately 43% of revenue was earned from three managed care customers. One customer in the entertainment industry comprised approximately $3,717,000 or 19% of revenue. One customer in the healthcare industry comprised approximately $2,449,000 or 13% of revenue. The other customer, also in the healthcare industry, comprised approximately $2,116,000 or 11% of revenue.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are defined as highly liquid investments which have original maturities of three months or less. Cash and cash equivalents consist of bank deposits to meet anticipated short-term needs with the remaining amount being invested in an overnight investment account.

     PROPERTY AND EQUIPMENT

     Property and equipment consists primarily of office furniture, telephone equipment, computer equipment and software. Depreciation is computed using the double declining balance method over the estimated useful lives of the related assets for all property and equipment except software. Software costs are depreciated using the straight line method. Expenditures for maintenance and repairs are expensed as incurred. Major improvements which increase the estimated useful life of an asset are capitalized.

     LONG-LIVED AND INTANGIBLE ASSETS

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of." Under SFAS 121, the Company recognizes impairment losses on property and equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined using estimated fair value or by comparing the sum of the expected future discounted net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income as they are determined.

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill consists of cost in excess of the net asset value of purchased businesses. Other intangible assets represent the value assigned to clinical protocols, established provider networks and contracts acquired. These costs are generally amortized over 5 to 40 years.

     REVENUES

     Revenues consist primarily of managed care and clinical fee for service revenue. Managed care revenue represents capitated amounts received for behavioral health services provided to patients covered by certain managed care contracts as well as amounts received for case management, utilization review and quality assurance oversight on the delivery of behavioral health services given by independent providers on behalf of clients. Managed care revenue is recognized during the period in which enrolled lives are covered for capitated payments received. The Company bears the economic risk if capitated revenue is insufficient to meet the cost of behavioral health care services incurred by covered members. At March 31, 1998, capitated revenue was sufficient to meet these costs.

     Clinical revenue represents professional fees for outpatient services rendered to patients through the Company's clinics, which are provided on a fee for service basis. Clinical revenue is billed and recognized as services are provided. Contractual discounts are recognized when the clinical revenue is recorded and is reflected on the statement of operations as a reduction in revenue.

     INCOME TAXES

     The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Statement No. 109, Accounting for Income Taxes. Under this method, deferred income taxes at the end of each period are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates for the years in which the taxes are expected to be paid or recovered.

     CONTRACTED PROVIDER SERVICES

     The Company provides behavioral health care services through both its clinics and contracts with various health care providers. The Company provides for claims incurred but not yet reported based on past experience, together with current factors. Estimates are adjusted as changes in these factors occur and such adjustments are reported in the year of determination. Although considerable variability is inherent in such estimates, management believes that these reserves are adequate.

     MEDICAL CLAIMS PAYABLE

     Medical claims payable include medical claims and related expenses reported but not paid and an estimate of costs incurred but not reported (IBNR) to the Company by health care providers. Management of the Company estimated the IBNR costs utilizing the Company's historical experience and current factors.

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                          ESTIMATED        MARCH 31,         JUNE 30,
                                         USEFUL LIVES        1998              1997
                                         ------------     -----------      -----------
     Computer equipment and software          5-7         $ 1,121,287      $   356,293
     Furniture and equipment                   7              268,013          159,630
     Leasehold improvements               Lease term          123,631          130,635
     Construction in process                  NA              588,668          163,863
                                                          -----------      -----------

                                                            2,101,599          810,421
     Less - accumulated depreciation        (273,350)         (17,293)
                                                          -----------      -----------

                                                          $ 1,828,249      $   793,128
                                                          -----------      -----------

4.   INCOME TAXES

     The components of the provision for income taxes on income from continuing operations was:

                                                           FOR THE PERIOD    FOR THE PERIOD
                                          FOR THE NINE     JUNE 10, 1997       JULY 1, 1996
                                          MONTHS ENDED        THROUGH            THROUGH
                                            MARCH 31,         JUNE 30,           JUNE 9,
                                              1998              1997              1997
                                          ------------     --------------    --------------
     Current tax expense
       Federal                            $    238,948      $         --      $    751,652
       State                                    44,859                --           141,111
                                          ------------      ------------      ------------

                                               283,807                --           892,763
                                          ------------      ------------      ------------
     Deferred tax expense
       Federal                                (136,552)           48,947          (556,646)
       State                                   (26,628)            9,178          (104,232)
                                          ------------      ------------      ------------

                                              (163,180)           58,125          (660,878)
                                          ------------      ------------      ------------

     Total provision for income taxes     $    120,627      $     58,125      $    231,885
                                          ============      ============      ============

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pretax income, as a result of the following differences:

                                                         FOR THE          FOR THE PERIOD     FOR THE PERIOD
                                                        NINE MONTHS        JUNE 10, 1997       JULY 1, 1996
                                                          ENDED              THROUGH            THROUGH
                                                         MARCH 31,           JUNE 30,            JUNE 9,
                                                           1998                1997               1997
                                                      --------------      --------------     --------------
     Statutory U.S. tax rate, net of
       minority interest (34%)                        $     (153,040)     $       50,466     $      (39,575)
     Increase (decrease) in rates resulting from:
       State income taxes net of federal income
         tax benefit                                          12,033               6,057             24,248
       Permanent differences                                 269,061               1,541            247,768
       State rate change                                      (7,916)                 --                 --
       Other                                                     489                  61               (556)
                                                      --------------      --------------     --------------

     Effective tax rate                               $      120,627      $       58,125     $      231,885
                                                      ==============      ==============     ==============

     Permanent differences consist primarily of amortization of non-deductible goodwill.

     The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liability and deferred tax asset and their approximate tax effect are as follows:

                                                MARCH 31,       JUNE 30,
                                                  1998           1997
                                               ----------     ----------
     Gross deferred tax assets:
       Hospital and medical claims payable     $  743,911     $  393,865
       Accrued employee benefits                  117,428        134,609
       Property and equipment                      97,778         36,664
       Allowance for doubtful accounts            398,133        303,934
       Change in accounting period                  7,751          7,704
       Other                                       65,467         65,056
       Net operating loss carryforward                 --        325,223
                                               ----------     ----------

     Total                                      1,430,468      1,267,055

     Gross deferred tax liabilities:
       Software development costs                  37,179         36,946
                                               ----------     ----------

     Total                                         37,179         36,946
                                               ----------     ----------

     Total net deferred tax asset              $1,393,289     $1,230,109
                                               ==========     ==========

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


5.  OPERATING LEASES

     The Company leases certain equipment and office space under noncancelable operating leases that expire in various years through 2004. Future minimum payments under noncancelable operating leases with initial terms of one year or more consists of the following at March 31, 1998:

    12 MONTHS ENDING MARCH 31
             1999                                            $  783,630
             2000                                               696,689
             2001                                               641,683
             2002                                               433,258
             2003                                               317,772
             Thereafter                                          72,552
                                                             ----------

             Total future minimum lease payments             $2,945,584
                                                             ==========

     Rent expense for the nine months ended March 31, 1998, for the period June 10, 1997 through June 30, 1997, and for the period July 1, 1996 through June 30, 1997 was $632,412, $50,481, and $871,796, respectively.

6.   RELATED PARTY TRANSACTIONS

     RHCI provided certain management, accounting, information systems, tax, insurance and personnel functions to the Company. Certain expenses related to these functions were allocated to the Company through the intercompany account which had a balance of $6,287,941 and $7,069,999 at March 31, 1998 and June 30, 1997, respectively. However, other corporate expenses, primarily related to accounting, treasury, in-house legal counsel, corporate management and other general and administrative functions incurred by RHCI, were not allocated to the Company.

     In the nine months ended March 31, 1998, the Company charged approximately $604,646 in severance and other costs related to the closing of Company clinics in Hawaii, Arizona and South Florida to RHCI through the intercompany account. In addition, benefits were provided to Company employees in Texas, Arizona and Utah through local RHCI affiliated hospitals.

     During the nine months ended March 31, 1998, the period June 10, 1997 through June 30, 1997, and the period July 1, 1996 through June 10, 1997, the Company paid approximately $451,013, $307,732 and $54,359, respectively, in claims to RHCI affiliated hospitals for services provided to their managed care patients as a result of negotiated provider agreements between the hospitals and the Company.

     In September 1997, the Company entered into a subcapitated agreement with certain RHCI facilities in Utah in order to service the Company's managed care contract with Pacificare of Utah. Global capitation payments to RHCI totaled approximately $319,000 for the period from September 1, 1997 through March 31, 1998.

FPM BEHAVIORAL HEALTH, INC.
(A SUBSIDIARY OF RAMSAY MANAGED CARE, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   MINORITY INTEREST

     In September 1995, the Company made a capital contribution of $35,700 to FPM Behavioral Health of Ohio, Inc., a newly formed limited liability company (the "joint venture"), in exchange for a 51% interest. Additionally, an outside company contributed a contract to the joint venture with an agreed value of $34,300 in exchange for a 49% interest. FPM Behavioral Health of Ohio services behavioral health contracts in the State of Ohio.

     For financial reporting purposes, the assets, liabilities and earnings of the joint venture are consolidated in the Company's financial statements. The outside company's limited interest in the joint venture has been recorded as minority interest.

8.   SUBSEQUENT EVENTS

     On June 1, 1998, the Company was acquired by Horizon Health Corporation ("Horizon") through a stock purchase in which Horizon acquired all of the issued and outstanding capital stock of the Company for $20 million payable in cash and subject to certain post closing adjustments. As a result of the transaction, the Company became a wholly owned subsidiary of Horizon.

                       INTRODUCTION TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma financial statements give effect to the acquisition by the Company of FPM Behavioral Health, Inc. (FPMBH) on June 1, 1998 in a transaction to be accounted for as a purchase and the acquisition by the Company of Acorn Behavioral HealthCare Management Corporation (Acorn) on October 31, 1997 in a transaction accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of the Company included in the Company's Form 10-Q as of May 31, 1998 and of FPMBH as of March 31, 1998 appearing elsewhere in this Form 8-K and have been prepared to reflect the acquisition by the Company of FPMBH as of May 31, 1998. The unaudited pro forma statements of income are based on the individual statements of income of the Company for the year ended August 31, 1997 and for the nine months ended May 31, 1998 appearing in the Company's Form 10-K as of August 31, 1997 and Form 10-Q as of May 31, 1998, respectively, of FPMBH for the year ended June 30, 1997 and for the nine months ended March 31, 1998 appearing elsewhere in this Form 8-K and of Acorn for the year ended August 31, 1997 appearing in the Company's Form 8-K dated October 31, 1997 and for the two months ended October 31, 1997. The results of operations of the Company for the year ended August 31, 1997 are combined with the results of operations of FPMBH and Acorn for the year ended June 30, 1997 and August 31, 1997, respectively, as if the acquisitions occurred on September 1, 1996. These unaudited pro forma financial statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company included in the Company's Form 10-K as of August 31, 1997 and Form 10-Q as of May 31, 1998, the Financial Statements and Notes thereto of FPMBH included elsewhere in this Form 8-K and the Financial Statements and Notes thereto of Acorn included in the Company's Form 8-K dated October 31, 1997.

                           HORIZON HEALTH CORPORATION

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  MAY 31, 1998

                                     ASSETS

                                                                                    PRO FORMA             PRO FORMA
                                                 HORIZON            FPMBH          ADJUSTMENTS            COMBINED
                                               ------------      ------------      ------------         ------------
Current assets:
   Cash and short-term investments             $  1,533,489      $    925,268                           $  2,458,757
   Accounts receivable less allowance
      for uncollectible amounts                  15,938,617         1,123,237                             17,061,854
   Receivable from employees                        100,872                --                                100,872
   Prepaid expenses and other assets              1,528,758           277,656                              1,806,414
   Current deferred taxes                         2,032,615                --                              2,032,615
                                               ------------      ------------      ------------         ------------
        Total current assets                     21,134,351         2,326,161                             23,460,512
                                               ------------      ------------      ------------         ------------

Property and equipment                            4,556,112         2,101,599      $   (273,350)(f)        6,384,361
Less accumulated depreciation                    (2,613,479)         (273,350)          273,350 (f)       (2,613,479)
                                               ------------      ------------      ------------         ------------
                                                  1,942,633         1,828,249                --            3,770,882

Goodwill, net of accumulated amortization        30,929,993        23,945,214       (23,945,214)(c)
                                                                                     19,790,991 (e)       50,720,984
Management contracts, net of
   accumulated amortization                       7,125,837                --         1,504,756 (e)        8,630,593
Deferred tax asset                                       --         1,393,289                              1,393,289
Other assets                                        699,121                --                                699,121
                                               ------------      ------------      ------------         ------------
        Total assets                           $ 61,831,935      $ 29,492,913      $ (2,649,467)        $ 88,675,381
                                               ============      ============      ============         ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                            $    627,990      $    535,886                           $  1,163,876
   Employee compensation and benefits             5,908,617           600,020                              6,508,637
   Accrued expenses                               5,413,411         4,366,858                              9,780,269
   Current debt maturities                           18,470                --                                 18,470
   Income taxes payable                                  --         1,220,273                              1,220,273
   Due to affiliate                                      --         6,287,941      $ (6,287,941)(a)               --
                                               ------------      ------------      ------------         ------------
        Total current liabilities                11,968,488        13,010,978        (6,287,941)          18,691,525

Other liabilities                                   196,224                --                --              196,224
Deferred income taxes                             1,090,567                --                --            1,090,567
Long-term debt                                    8,013,951                --        20,000,000 (b)       28,013,951
Minority interest                                        --           120,409                                120,409
                                               ------------      ------------      ------------         ------------
        Total liabilities                        21,269,230        13,131,387        13,712,059           48,112,676
                                               ------------      ------------      ------------         ------------

Stockholders' equity:
   Common stock                                      72,318                10               (10)(d)           72,318
   Additional paid-in capital                    17,810,811           799,546         6,287,941 (a)
                                                                                     (7,087,487)(d)       17,810,811
   Retained earnings                             22,679,576        15,561,970       (15,561,970)(d)       22,679,576
                                               ------------      ------------      ------------         ------------
        Total stockholders' equity               40,562,705        16,361,526       (16,361,526)(d)       40,562,705
                                               ------------      ------------      ------------         ------------
          Total liabilities and
             stockholders' equity              $ 61,831,935      $ 29,492,913      $ (2,649,467)        $ 88,675,381
                                               ============      ============      ============         ============

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE NINE MONTHS ENDED MAY 31, 1998

                                                                                                     PRO FORMA          PRO FORMA
                                                 HORIZON           FPMBH            ACORN           ADJUSTMENTS         COMBINED
                                              -------------    -------------    -------------      -------------      -------------
Revenues:
   Contract management revenue                $  76,636,988    $          --    $                  $                  $  76,636,988
   Patient services and other                    10,913,501       19,860,638        1,384,980                            32,159,119
                                              -------------    -------------    -------------      -------------      -------------

      Total revenue                              87,550,489       19,860,638        1,384,980                           108,796,107
                                              -------------    -------------    -------------      -------------      -------------

Operating expenses:
   Salaries and benefits                         47,835,754        6,646,920          435,519            (25,000)(i)     54,893,193
   Purchased services                            14,618,312        9,319,874          325,784                            24,263,970
   Provision for bad debts                           84,708          403,935                                                488,643
   Depreciation and amortization                  2,109,688        1,183,048            5,696           (345,765)(h)      2,952,667
   Other                                         10,210,405        2,725,778          138,012                            13,074,195
                                              -------------    -------------    -------------      -------------      -------------

      Total operating expenses                   74,858,867       20,279,555          905,011           (370,765)        95,672,668
                                              -------------    -------------    -------------      -------------      -------------

Operating income (loss)                          12,691,622         (418,917)         479,969            370,765         13,123,439
Interest and other income (expenses), net           426,179               --                          (1,110,044)(g)       (683,865)
                                              -------------    -------------    -------------      -------------      -------------

      Net income before income taxes             13,117,801         (418,917)         479,969           (739,279)        12,439,574

      Income tax benefit (expense)               (5,277,625)        (187,886)                            411,032 (j)     (5,054,479)
                                              -------------    -------------    -------------      -------------      -------------

Net income before minority interest               7,840,176         (606,803)         479,969           (328,247)         7,385,095
Minority interest                                   (33,960)         (31,201)                                               (65,161)
                                              -------------    -------------    -------------      -------------      -------------

Net income                                    $   7,806,216    $    (638,004)   $     479,969      $    (328,247)     $   7,319,934
                                              =============    =============    =============      =============      =============

Earnings per common share:
   Basic                                      $        1.10              N/A              N/A                 --      $        1.03
   Diluted                                    $        1.01              N/A              N/A                 --      $        0.94

Average shares outstanding:
   Basic                                          7,083,133              N/A              N/A                 --          7,083,133
   Diluted                                        7,766,937              N/A              N/A                 --          7,766,937

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                       FOR THE YEAR ENDED AUGUST 31, 1997

                                                                                               PRO FORMA             PRO FORMA
                                                 HORIZON          FPMBH           ACORN       ADJUSTMENTS             COMBINED
                                              -------------   -------------   -------------  -------------         -------------
Revenues:
   Contract management revenue                $ 102,263,283   $          --   $              $                     $ 102,263,283
   Patient services and other                     7,003,512      23,375,696       7,045,604     37,424,812
                                              -------------   -------------   -------------  -------------         -------------

      Total revenue                             109,266,795      23,375,696       7,045,604             --           139,688,095
                                              -------------   -------------   -------------  -------------         -------------

Operating expenses:
   Salaries and benefits                         60,048,345       8,937,265       3,597,746     (1,473,800)(i)        71,109,556
   Purchased services                            16,466,115       8,667,883       1,723,954     26,857,952
   Provision for bad debts                        3,033,693         102,890              --      3,136,583
   Depreciation and amortization                  2,201,450       1,069,243          57,656        627,004 (h)         3,955,353
   Other                                         12,795,910       4,408,644       1,034,918     18,239,472
   Merger expenses                                3,527,671              --              --      3,527,671
                                              -------------   -------------   -------------  -------------         -------------

      Total operating expenses                   98,073,184      23,185,925       6,414,274       (846,796)          126,826,587
                                              -------------   -------------   -------------  -------------         -------------

Operating income                                 11,193,611         189,771         631,330        846,796            12,861,508
Interest and other income (expenses), net           119,986        (158,877)         25,734     (2,154,013)(g)        (2,167,170)
                                              -------------   -------------   -------------  -------------         -------------

      Net income before income taxes             11,313,597          30,894         657,064     (1,307,217)           10,694,338

      Income tax benefit (expense)               (4,517,688)       (212,333)             --        493,203 (j)        (4,236,818)
                                              -------------   -------------   -------------  -------------         -------------

Net income before minority interest               6,795,909        (181,439)        657,064       (814,014)            6,457,520
Minority interest                                  (139,893)        (31,392)             --             --              (171,285)
                                              -------------   -------------   -------------  -------------         -------------

Net income                                    $   6,656,016   $    (212,831)  $     657,064  $    (814,014)        $   6,286,235
                                              =============   =============   =============  =============         =============

Earnings per common share:
   Basic                                      $        0.96             N/A             N/A             --         $        0.91
   Diluted                                    $        0.87             N/A             N/A             --         $        0.82

Average shares outstanding:
   Basic                                          6,928,827             N/A             N/A             --             6,928,827
   Diluted                                        7,681,269             N/A             N/A             --             7,681,269

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


The pro forma balance sheet and statements of income have been prepared to reflect the acquisitions of FPMBH and Acorn by the Company for an aggregate purchase price of $20,000,000 and $12,727,848, respectively. Pro forma adjustments are made to reflect the following:

a) An adjustment to due to affiliate in accordance with the Stock Purchase Agreement by and among Ramsay Managed Care, Inc., Ramsay Health Care, Inc. and Horizon Health Corporation.

b) The increase in debt for the portion of the purchase price that was borrowed.

c)   The elimination of the FPMBH goodwill and other intangibles.

d)   The elimination of the stockholders' equity accounts of FPMBH.

e) The estimated excess of acquisition cost over the fair value of tangible net assets acquired which has been allocated to management contracts and goodwill.

f) An adjustment to property and equipment to reflect assets acquired at net book value.

g) Annual interest charges on $31,000,000 of debt incurred in connection with the acquisitions and loss of interest income on cash distributed at closing. Interest was calculated based on annual rate of 6.4375% for the debt incurred and 5.0% on the cash distributed.

h) Amortization of management contracts on a straight-line basis over 7 years and goodwill on a straight-line basis over 40 years.

i) An adjustment to salaries and benefits for the differences between the compensation paid to operating executives of Acorn prior to the acquisition and the amount that the Company is contractually obligated to pay in accordance with the acquisition agreement.

j) Adjustment of income taxes relating to adjustments (g), (h) and (i), utilizing an effective tax rate of 40% and to reflect a provision for income taxes on the net income of Acorn at an effective rate of 38%. Prior to the acquisition, Acorn had elected S Corporation status with the Internal Revenue Service. As such, all income or loss of Acorn accrued directly to its stockholders and no provision for income taxes had been made in the historical financial statements.